Exhibit 10.2

2014 STOCK OPTION AND INCENTIVE PLAN

OPTION GRANT

Optionee:	Date of Grant:

Grant No:	Exercise Price:

Type of Option:	Number of Shares:

Term of Option:	Commencing on the Date of Grant and expiring

Subject to the terms, conditions and restrictions of the 2014 Stock Option and Incentive Plan (the “Plan”) and this Option Grant, Super League Gaming, Inc. (the “Company”) hereby grants an option (the “Option”) to purchase the above-referenced number of shares of common stock, $0.001 par value (“Common Stock”), of the Company exercisable at the exercise price stated above. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

The Option granted hereunder shall be exercisable only to the extent it has vested. The Option shall vest per the vesting schedule set forth below so long as Optionee continues to have an uninterrupted Relationship with the Company or a Subsidiary up to, and including, each scheduled vesting date. Optionee will only have the right to exercise any vested portion(s) of the Option. If Optionee ceases to have a Relationship with the Company or a Subsidiary up to, and including, the date upon which all or any installment of the option vest(s), the Optionee shall have no right, nor be entitled, to exercise the unvested portion of the Option. The vesting schedule for the Option under this Option Grant is as follows:

[Insert vesting conditions]

The Option shall not be assigned, pledged, sold, encumbered, transferred or otherwise disposed of by Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and during the lifetime of Optionee the Option shall be exercisable only by such Optionee. Any attempted assignment, pledge, sale, encumbrance, transfer or other disposition of the Option, other than in accordance with the terms set forth herein, shall be null and void, and of no effect.

________________
1
In order to qualify as an Incentive Option, numerous conditions must be met, including the approval of the Plan by the stockholders of the Company within twelve months after the date of adoption of the Plan by the Board. Neither the Committee, the Board nor the Company shall have any liability if the Option does not qualify as an Incentive Option. Any portion of the Option that does not qualify as an Incentive Option shall be deemed to be a Nonstatutory Option.

 2
The Option shall terminate in accordance with the Plan.

NOTE:
A copy of the Plan is attached. The Plan details the terms, conditions and restrictions of the Option and the underlying shares of Common Stock, and should be carefully read in its entirety. In addition, this Option Grant may contain additional terms, conditions and restrictions of the Option and the underlying shares of Common Stock. If there is any question, ambiguity or contradiction in this Option Grant, the language of the Plan shall govern.

In Witness Whereof, the undersigned executes this Option Grant as of the date first set forth above:

Super League Gaming, Inc., a Delaware Corporation

By:
Ann Hand Chief Executive Officer

Accepted and Agree to as of the Date of Grant:

Signature:	Passport or Other Government Issued Identification Number:

Residence Address:
	(street address)	(city, state, zip code)

Telephone:	E-Mail:

Social Security Number: